UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2011
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On April 4, 2011, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Fourth Amendment (the “Fourth Amendment”), dated as of March 31, 2011, to its Revolving Credit and Term Loan Agreement (as amended, the “Credit Agreement”), with Union Bank, N.A., as administrative agent and lender (“Union Bank”), and Branch Banking & Trust Company (together with Union Bank, the “Lenders”) and a related revolving note with each of the Lenders (the “Revolving Notes”). The Fourth Amendment, among other things, (i) increases the revolving credit commitments of the Lenders from $35,000,000 to $50,000,000 and (ii) amends the definition of permitted acquisitions under the Credit Agreement.
The Registrant issued a press release announcing the increase to its revolving credit facility on April 7, 2011.
The foregoing summaries of the Fourth Amendment and the Revolving Notes do not purport to be complete and are qualified in their entirety by the terms of the Fourth Amendment and the Revolving Notes, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Fourth Amendment to the Revolving Credit and Term Loan Agreement, dated as of March 31, 2011, by and among Motorcar Parts of America, Inc., Union Bank, N.A., and Branch Banking & Trust Company.

10.2	Revolving Note, dated as of March 31, 2011, executed by Motorcar Parts of America, Inc. in favor of Union Bank, N.A.

10.3	Revolving Note, dated as of March 31, 2011, executed by Motorcar Parts of America, Inc. in favor of Branch Banking & Trust Company.

99.1	Press Release, dated April 7, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: April 7, 2011	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX

10.1	Fourth Amendment to the Revolving Credit and Term Loan Agreement, dated as of March 31, 2011, by and among Motorcar Parts of America, Inc., Union Bank, N.A., and Branch Banking & Trust Company.

10.2	Revolving Note, dated as of March 31, 2011, executed by Motorcar Parts of America, Inc. in favor of Union Bank, N.A.

10.3	Revolving Note, dated as of March 31, 2011, executed by Motorcar Parts of America, Inc. in favor of Branch Banking & Trust Company.

99.1	Press Release, dated April 7, 2011.